Exhibit 99.1

Avalon GloboCare Announces Issuance of Patent for Novel CAR-T and CAR-NK Cell Technology in China

FREEHOLD, N.J., April 10, 2025 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a commercial-stage company dedicated to developing and delivering precision diagnostic consumer products, announced today that it has been granted the patent right and Certificate of Invention for its CAR-T and CAR-NK cell technology by the China National Intellectual Property Administration (CNIPA). The patent, entitled “Artificial Immunosurveillance Chimeric Antigen Receptor and Cells Expressing the Same” and filed under application number CN2020800152050 and issued as No. CN 114502188 B, marks a milestone in the Company’s global intellectual property strategy. The patent term extends 20 years from the issuance date, effective April 4, 2025, and reflects Avalon’s continued commitment to pioneering immunotherapy technologies for global markets.

This patent, co-developed with Hong Kong-based Arbele Limited, represents an advancement in chimeric antigen receptor (CAR)-based therapies and broadens Avalon’s intellectual property portfolio. Already protected in the U.S. and other territories under the Patent Cooperation Treaty (PCT), this newly issued Chinese patent further reinforces Avalon’s intellectual property position in the global market.

The patent covers innovative technology designed to enhance the expansion, manufacturing, survival, and efficacy of CAR-T and CAR-Natural Killer (NK) cells. Key features of the patent include:

●	Bispecific Anti-CD19xCD22 CAR: A novel design that targets both CD19 and CD22 antigens for purposes of reducing the risk of tumor escape due to antigen loss.

●	Localized Cytokine Induction: A mechanism that triggers cytokine responses only at the site of tumor engagement, for purposes of improving CAR cell cytotoxicity, survival, and proliferation, while also activating the patient’s own anti-tumor immune response.

“The official issuance of this patent in China not only expands our global intellectual property footprint but also strengthens our position in cell-based immunotherapy,” said David Jin, M.D., Ph.D., Avalon’s CEO. “"With 20 years of protection secured through this recent patent grant, we continue to demonstrate our commitment to advancing intellectual property that supports innovative cancer treatments.”

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial-stage company dedicated to developing and delivering precision diagnostic consumer products and the advancement of intellectual property in cellular therapy. Avalon is currently marketing the KetoAir™ breathalyzer device and plans to develop additional diagnostic uses of the breathalyzer technology. In addition, the company owns and operates commercial real estate. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of KetoAir and the product’s ability to compete with other testing methods for determining ketosis. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission (the “SEC”), accessible through the SEC’s website (http://www.sec.gov), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com